AMENDMENT NO. 2 TO INVESTMENT ADVISORY AGREEMENT

     This Amendment No. 2 to the Investment Advisory Agreement (the "Agreement") dated February 12, 2001 as amended on January 1, 2003, by and between Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager") and Putnam Investment Management, LLC (the "Adviser") with respect to the Met/Putnam Research Portfolio ("Portfolio"), is entered into effective the 1st day of January, 2004.

     WHEREAS  the  Agreement   provides  for  the  Adviser  to  provide  certain
investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

     WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

1. Schedule A of the Agreement hereby is amended to change the Adviser's fee to the following:

------------------------------------------------------------ --------------------
                                                                      Percentage of average daily net assets
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------




Met/Putnam Research Portfolio                                0.50% of first $150 million of such assets, plus 0.45%
                                                             of such assets over $150 million
------------------------------------------------------------ ---------------------------------------------------------


     2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 1st day of January, 2004.


                              MET INVESTORS ADVISORY LLC

                              By:
                                   ---------------------------------------------
                                    Authorized Officer


                              PUTNAM INVESTMENT MANAGEMENT, LLC

                              By:
                                   ---------------------------------------------
                                    Authorized Officer